UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2014 (June 3, 2014)

New Mountain Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00832	27-2978010
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

787 7th Avenue, 48th Floor, New York, NY 10019

(Address of principal executive offices)

Registrant’s telephone number, including area code (212) 720-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On June 3, 2014, in connection with its previously announced private offering, New Mountain Finance Corporation (“NMFC”, “Company”, “we,” “us” or “our”) issued $115.0 million in aggregate principal amount of 5.00% Convertible Senior Notes due 2019 (the “Notes”) under an indenture, dated as of June 3, 2014 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

The Notes will mature on June 15, 2019, unless previously converted in accordance with their terms.  The Notes will be our general, unsecured obligations and will rank equal in right of payment with all of our existing and future senior, unsecured indebtedness and senior in right of payment to any of our subordinated indebtedness.  As a result, the Notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to any existing and future liabilities and other indebtedness of our subsidiaries.

The interest rate on the Notes is 5.00% per year, payable semiannually in arrears on June 15 and December 15 of each year, commencing December 15, 2014. As described in the Indenture, holders may convert their Notes at any time on or prior to the close of business on the business day immediately preceding the maturity date at an initial conversion rate of 62.7746 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $15.93 per share). The conversion rate will be subject to adjustment in certain events.

Upon conversion, unless a holder converts after a record date for an interest payment but prior to the corresponding interest payment date, the holder will receive a separate cash payment with respect to the Notes surrendered for conversion representing accrued and unpaid interest to, but not including the conversion date. Any such payment will be made on the settlement date applicable to the relevant conversion on the Notes.

No holder of Notes will be entitled to receive shares of our common stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of 5.0% or more of the shares of our common stock outstanding at such time (the “Limitation”). Any purported delivery of shares of our common stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting holder becoming the beneficial owner of more than the Limitation. If any delivery of shares of our common stock owed to a holder upon conversion of Notes is not made, in whole or in part, as a result of the Limitation, our obligation to make such delivery shall not be extinguished and we shall deliver such shares as promptly as practicable after any such converting holder gives notice to us that such delivery would not result in it being the beneficial owner of 5.0% or more of the shares of common stock outstanding at such time. The Limitation shall no longer apply following the effective date of any “fundamental change” (as defined in the Indenture).

Subject to certain exceptions, holders may require the Company to repurchase, for cash, all or part of their Notes upon a “fundamental change” (as defined in the Indenture) at a price equal to 100.0% of the principal amount of the Notes being repurchased plus any accrued and unpaid interest up to, but excluding, the “fundamental change repurchase date” (as defined in the Indenture).

The Indenture contains certain events of default, the occurrence of which may lead to the Notes being due and payable immediately. The events of default contained in the Indenture include, without limitation, the following: we fail to pay any interest (including additional interest, if any) on the Notes when due and such failure continues for a period of 30 calendar days; we fail to pay principal of the Notes when due at maturity, or we fail to pay the repurchase price payable, in respect of any Notes when due; we fail to deliver shares of common stock upon the conversion of any Notes and such failure continues for five days following the scheduled settlement date for such conversion; we fail to provide notice of the effective date or actual effective date of a fundamental change on a timely basis as required in the Indenture; we fail to perform or observe any other term, covenant or agreement in the Notes or the indenture for a period of 60 calendar days after written notice of such failure is given to us by the Trustee or to us and the Trustee by the holders of at least 25.0% in aggregate principal amount of the Notes then outstanding; a failure to pay principal when due (whether at stated maturity or otherwise) or an uncured default that results in the acceleration of maturity of any indebtedness for borrowed money of the Company or any of our ‘‘significant subsidiaries’’ (as defined in Rule 1-02(w) of Regulation S-X), other than subsidiaries that are non-recourse or limited recourse subsidiaries, bankruptcy remote special purpose vehicles and any subsidiaries that are not consolidated with us for GAAP purposes, in an aggregate principal amount in excess of $30,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the Trustee or to us and the Trustee by the holders of at least 25.0% in aggregate principal amount of the Notes then outstanding; a final judgment for the payment of $50,000,000 or more (excluding any amounts covered by insurance) rendered against us or any of our significant subsidiaries, other than subsidiaries that are non-recourse or limited recourse subsidiaries, bankruptcy remote special purpose vehicles and any subsidiaries that are not consolidated with us for GAAP purposes, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or certain events involving our bankruptcy, insolvency or reorganization of the Company or any of our significant subsidiaries, other than subsidiaries that are non-recourse or limited recourse subsidiaries, bankruptcy remote special purpose vehicles and any subsidiaries that are not consolidated with us for GAAP purposes.

The foregoing summary of the Indenture set forth above is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached to this Current Report on Form 8-K (“Form 8-K”) as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02.                                        Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

The Company offered and sold the Notes to Goldman, Sachs & Co., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC as the initial purchasers (“Initial Purchasers”), in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the Initial Purchasers to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers in a Purchase Agreement.

The Notes and the underlying common stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01.                Other Events

New Mountain Finance Corporation issued a press release on June 3, 2014. The press release is included as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 8.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01.                Financial Statements and Exhibits.

(a)         d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of June 3, 2014, by and between New Mountain Finance Corporation and U.S. Bank National Association, as Trustee

4.2	Form of Global Note 5.00% Convertible Senior Note Due 2019 (included as part of Exhibit 4.1)

99.2	Press Release, dated June 3, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MOUNTAIN FINANCE CORPORATION

Date: June 4, 2014

	By:	/s/ Paula A. Bosco
		Name:	Paula A. Bosco
		Title:	Secretary